PROPERTY AGREEMENT

This agreement between Consolidation Services Inc. (“CSI”), a Delaware Corporation and Billy David Altizer (“David”), an individual, Pat E. Mitchell (“Pat”), an individual, Howard Prevette (“Howard”), an individual, William Dale Harris (“Dale”), an individual and Buckhorn Resources LLC (“BR”) a Kentucky Limited Liability Company; is entered into effective March 20, 2008 (the “Agreement”).

WITNESSETH:

WHEREAS, BR is the owner of approximately 10,500 acres located in Perry and Leslie Counties in Kentucky, known as the Property, which includes fifty percent of a small adjacent parcel.

WHEREAS, BR is the owner of all rights to coal on Property, except for a $0.30 per ton coal right retained by Eastern Kentucky Land, an unaffiliated third party and former owner of Property (the “Coal Rights”), estimated at 269 million tons of coal and approximately 135 million tons of mine able coal.

WHEREAS, David, Pat, Howard, and Dale own 100% of BR, the “Owners”.

WHEREAS, the Owners each desire to sell a portion of their equity and the Owners desire to fund BR through a capital contribution by a third party.

WHEREAS, CSI desires to purchase equity from each of the Owners and CSI desires to fund BR.

WHEREAS, CSI is purchasing the oil and gas rights on the Buckhorn Property from an unaffiliated third party, Eastern Kentucky Land.

NOW, THEREFORE, in consideration of the mutual understandings contained herein, the parties agree as follows:

1)

Owners agree to sell to CSI and CSI agrees to purchase a fifty percent interest in BR by a combination of direct equity infusion into BR and purchase of equity from each of the Owners, each individual owner will own twelve and a half percent of BR after closing.

2)

CSI agrees to purchase a fifty percent ownership in BR by paying a total of $3,600,000 compensation to Owners and making a $600,000 capital contribution directly into BR, payable as follows.

a)

Payment of $3,600,000 compensation to Owners payable as follows.

i.

$1,500,000 payable in cash, payable in three equal payments of $500,000 each. The first payment is due at closing, the second payment is due six months after closing and the final payment is due twelve months after closing.

ii.

  Payment of $2,100,000 through the issuance of 1,093,750 shares (the “Shares”) of non-registered common stock of CSI at closing.

b)

Payment of $600,000 by a capital contribution directly into the bank account of BR, payable on the following schedule.

i.

$50,000 payable at the close of a definitive agreement.

ii.

$100,000 payable three months after closing of the definitive closing document (the “Closing Document”).

iii.

$100,000 payable six months after closing of the Closing Document.

iv.

$100,000 payable nine months after closing of the Closing Document.

v.

$100,000 payable twelve months after closing of the Closing Document.

vi.

$150,000 payable eighteen months after closing of the Closing Document.

The capital contribution shall go into the BR checking account.    Disbursement of the funds shall be by budget which must be approved by one of the Owners and an officer of CSI. This schedule of payments is included in the Agreement as a minimum obligation for CSI.  However, CSI hereby acknowledges that the intent of the all parties is to develop an aggressive plan for resolving issues that limit development of the assets of BR. The first $50,000 is allocated for initial title research/surveying activities. The results of that work will provide Owners and CSI information to develop a more accurate budget and plan for problem resolution. CSI agrees to accelerate deposits to accommodate the new budget and plans. In the unlikely event of a tie vote on the new schedule, Owners and CSI shall pick an independent third party to hear the two presentations and make a definitive decision.

c)

Closing of this transaction shall occur on or before June 1, 2008, contingent upon completion of audited financials of BR and negotiation of an acceptable Closing Document. Said audits of BR to be performed by the auditors for CSI, so as to facilitate the preparation of CSI financials following closing. CSI shall arrange for, oversee the preparation and pay for the BR audit. Owners shall provide all necessary documentation, review all audit information and sign such paper work as may be required to complete the audit.

d)

Owners shall provide CSI written instructions as an exhibit in the Closing Document showing the names and distribution of cash and Shares payable directly to Owners.

3)

The Shares shall be sold subject to a lock up agreement (the “Lock Up”), as specified in item four and the $2,100,000 value of the Shares shall be guaranteed (the “Guarantee”) as specified in item five below.

4)

The Lockup shall permit Owners to sell 21,034 shares per week (the “Weekly Quota”) commencing on the April 1, 2009. Owners may elect to not sell the Weekly Quota.

5)

Any shares not sold on schedule will not be eligible for sale until after the Lock Up period (after April 1, 2010.. After the Lock Up period, any weekly quota not sold on schedule will be eligible for sale as the holder of said shares deems desirable. There shall be no volume limitations on the sale of said shares. The Guarantee will not apply to the shares and the surplus payable to CSI (referenced in item seven below) will also be null and void for said shares. Owners shall be deemed to be a speculator on said shares.

6)

CSI shall Guarantee the $2,100,000 value of the Shares so long as the Shares are sold in compliance with the Lock Up.  Owners shall submit copies of all sales transactions of the Shares to CSI in order to allow determination of dollars owed by CSI to Owners in the event of a deficit. Owners shall submit said copies of sales transactions to CSI on a monthly basis, copies are to be provided to CSI by the tenth of the month for the preceding month’s sales transactions.  At the end of each three month period of the Lock Up, CSI and Owners shall calculate the total dollars received through the sale of Shares. In the event the quarterly sales of Shares averages less than the Market Price used to calculate the number shares issued, CSI shall pay Owners enough cash to bring the average sales price for that quarter to Market Price. However, the calculations for the second, third and fourth quarters of the Lock Up shall take into account all sales made to date. For example, if the first quarters sales averaged fifty cents above Market Price and the second quarter sales were fifty cents below Market Price, CSI would not owe any deficit payment for either the first or second quarter. In the event Owner sells more shares than permitted at any time during the Lock Up, the Guarantee shall be null and void for all future sales of Shares.

7)

In the event Owners sell shares at a price that is greater than $4.80 per share, Owners shall pay CSI any surplus. Said surplus shall be determined and payable quarterly as with the deficit payment described in the preceding paragraph.

8)

CSI and Owners agree that mining of coal resources is the highest priority in developing a budget strategy for the use of the $600,000 referenced in 2, b) above. The reclamation portion of permits shall take into account CSI’s desire to use much of the acreage for organic production and the need to have access to develop the oil and gas resources. The reclamation plans shall also be developed to facilitate other uses for portions of the property when a higher value use is deemed appropriate for BR. CSI shall be able to use the surface rights at no additional charge for its organic production operations on the first 5,200 acres for which a higher value use has not been identified. As additional acres are available for organic use by CSI, CSI shall have the right of first refusal on any offer made for the agricultural use of the additional surface acres, unless or until a higher value use is determined. All parties acknowledge that any of the land, but particularly the land adjacent to the lake/river, may have a higher value use than organic production operations. All parties agree to work together in good faith to utilize said acres to maximize the benefit to BR.

9)

The purpose of this agreement is to specify and define the primary terms of the transaction and to serve as a commitment of the parties to negotiate and sign the Closing Document. The Closing Document shall include such additional items as may be necessary to satisfy public accounting requirements for CSI. Such additional language shall not materially change the basic terms expressed herein. The Closing Document shall include an exhibit which documents Owners ownership of Buckhorn Property and the Coal Rights.

10)

CSI shall indemnify and hold harmless Owners from and against any and all losses, damages, liabilities, reasonable attorney fees, court costs and expenses resulting from or in connection with this Agreement, or any act or omission of the Company.

11)

For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefore has been duly received, or (iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

12)

No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Delaware. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in Las Vegas, Nevada in accordance with the laws of the State of Nevada and the rules of the American Arbitration Association.

13)

 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14)

 If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.  In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

Signatures on next Page.

IN WITNESS WHEREOF, this Agreement has been executed by CSI and Owners as of the date written above.

Signature of Owners

/s/ Billy David Altizer                                   March 27, 2008

Name: Billy David Altizer

/s/ Pat E. Mitchell                                        March 27, 2008

Name: Pat E. Mitchell

/s/ Howard Prevette                                    March 27, 2008

Name: Howard Prevette

/s/ William Dale Harris                                 March 27, 2008

Name: William Dale Harris

Signature of CSI

/s/ Johnny R. Thomas                                  March 27, 2008

Johnny R. Thomas

CEO, President

Signature of Buckhorn Resources LLC

/s/ Billy David Altizer                                   March 27, 2008

Managing Member